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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 23, 2001 included in Registration Statement File Nos. 333-43475, 333-67755, 333-67757, 333-68101,
333-81179, 333-81181, 333-81381, 333-88839, 333-88841, 333-88843, 333-42886 and
333-39500. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.



Arthur Andersen LLP

Houston, Texas
March 19, 2001